     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2001



                                                      REGISTRATION NO. 333-56506

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             FOREST OIL CORPORATION
             (Exact name of registrant as specified in its charter)

                  NEW YORK                                      25-0484900
          (State of Incorporation)                 (I.R.S. Employer Identification No.)

                           1600 BROADWAY, SUITE 2200
                             DENVER, COLORADO 80202
                                 (303) 812-1400
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                N.W. WILSON, III
                      SENIOR VICE PRESIDENT--LEGAL AFFAIRS
                             FOREST OIL CORPORATION
                           1600 BROADWAY, SUITE 2200
                             DENVER, COLORADO 80202
                                 (303) 812-1400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

          ALAN P. BADEN                           JEREMY W. DICKENS
      VINSON & ELKINS L.L.P.                  WEIL, GOTSHAL & MANGES LLP
   666 Fifth Avenue, 26th Floor                    767 Fifth Avenue
     New York, New York 10103                  New York, New York 10153
          (917) 206-8000                            (212) 310-8000
       (917) 206-8100 (fax)                      (212) 310-8007 (fax)

                            ------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED MARCH 16, 2001


PROSPECTUS

                             FOREST OIL CORPORATION
                        8,890,727 Shares of Common Stock


    This is an offering of shares of common stock of Forest Oil Corporation. This prospectus relates to 8,890,727 outstanding shares of common stock of Forest owned or to be received upon the exercise of warrants held by the persons named in this prospectus under the caption "Selling Shareholders." Each selling shareholder may from time to time sell shares in negotiated transactions directly with purchasers, block or other institutional trades, or one or more underwritten public offerings.



    Forest will receive no part of the proceeds of any sales made by the selling shareholders, but will receive payments in connection with the exercise of warrants by the selling shareholders. Forest will pay all expenses of registration incurred in connection with the registration of the shares and will pay certain of the expenses of the selling shareholders in connection with offerings of the shares. The selling shareholders will pay all selling and certain other expenses.



    Forest's common stock is listed on the New York Stock Exchange under the symbol "FST." On March 14, 2001, the last reported sales price of Forest's common stock on the NYSE was $32.55 per share.


                            ------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                     Prospectus dated               , 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
About This Prospectus.......................................     1
Forest Oil Corporation......................................     2
Use of Proceeds.............................................     2
Selling Shareholders........................................     2
Plan of Distribution........................................     3
Where You Can Find More Information.........................     4
Incorporation of Certain Documents by Reference.............     4
Legal Matters...............................................     5
Experts.....................................................     5

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that Forest filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, the selling shareholders may offer from time to time up to 8,890,727 shares of Forest common stock. Each time shares of common stock are offered, Forest will provide you with a prospectus supplement that will describe, among other things, the specific amounts and price of the shares of common stock being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that Forest makes in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement. You should read this prospectus together with additional information described under the heading "Where You Can Find More Information."

                             FOREST OIL CORPORATION



    Forest is an independent oil and gas company engaged in the exploration, development, acquisition, production and marketing of natural gas and liquids. Forest was incorporated in New York in 1924, the successor to a company formed in 1916, and has been a publicly held company since 1969.



    Forest's principal reserves and producing properties are all located in North America. In the United States, Forest has business units operating in four areas: offshore Gulf of Mexico, onshore Gulf of Mexico, the Western United States and Alaska. Forest's fifth business unit is in Canada, where its oil and gas operations are conducted by its wholly owned subsidiary, Canadian Forest
Oil Ltd. Forest's sixth business unit consists of its interests in various other countries, including South Africa, Gabon, Switzerland, Germany, Albania, Italy, Romania, Thailand and Tunisia; activity in these areas has, to date, been exploratory in nature and is conducted by Forest's wholly owned subsidiary, Forest Oil International.



    Forest operates from production offices located in Lafayette and Metairie, Louisiana; Denver, Colorado; Anchorage, Alaska; and Calgary, Alberta and runs its international business (other than Canada) from an office located in Houston, Texas. Forest's principal offices are located at 1600 Broadway, Suite 2200, Denver, Colorado 80202 (telephone: 303/812-1400).


                                USE OF PROCEEDS


    All of the shares offered by this prospectus are being offered by the selling shareholders. Forest will receive no part of the proceeds of any sales made with this prospectus. A portion of the shares of common stock being offered with this prospectus may be shares that are issued to the selling shareholders upon exercise of warrants held by them. Any proceeds to Forest for the exercise of warrants by the selling shareholders will be set forth in the related prospectus supplement.


                              SELLING SHAREHOLDERS

    The following table sets forth:

    - the name of each selling shareholder; and

    - the number of shares and the percentage of common stock beneficially owned by each selling shareholder, if such selling shareholder owns more than one percent.


                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
NAME                                                           NUMBER     PERCENT
----                                                          ---------   --------
LB I Group, Inc.............................................  4,319,037     8.96%
OCM Principal Opportunities Fund, L.P.......................  3,431,804     7.12%
OCM Opportunities Fund II, L.P..............................  1,122,981     2.33%
Columbia/HCA Master Retirement Trust........................     16,905        *


------------------------

*   Less than 1%


(1) Includes shares that may be acquired upon the exercise of warrants.


    The prospectus supplement relating to any shares of common stock offered by the selling shareholders will set forth:

    - the number of shares of common stock being offered in the offering by each selling shareholder; and

    - the number of shares and the percentage of common stock to be beneficially owned by each selling shareholder upon completion of the offering, if such selling shareholder will own more than one percent.

    Forest and the selling shareholders are parties to a Registration Rights Agreement, dated as of July 10, 2000. All shares offered by the selling shareholders pursuant to this prospectus will be sold subject to the terms and conditions of the Registration Rights Agreement.


    Forest will pay all expenses in connection with the registration of the shares and will pay certain of the expenses of the selling shareholders in connection with any offering, including fees and disbursements of their counsel up to $25,000. The selling shareholders will pay all selling commissions or discounts, fees and disbursements of their counsel in excess of $25,000, fees and disbursements of other representatives of the selling shareholders, any stock transfer taxes payable by reason of any such sale and certain other expenses.


                              PLAN OF DISTRIBUTION

    The selling shareholders may from time to time sell all or a portion of the shares of common stock covered by this prospectus in negotiated transactions directly with purchasers or in one or more underwritten public offerings. In addition, the selling shareholders may sell the shares through block or other institutional trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction. The selling shareholders currently intend to consult with Forest prior to offering any of their shares for sale.

    In effecting sales, brokers or dealers engaged by the selling shareholders or the purchasers of the shares may arrange for other brokers or dealers to participate in the sales process. The selling shareholders and any broker-dealers participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of shares by the selling shareholders and any commissions or discounts given to any broker-dealers may be deemed to be underwriting commissions or discounts under the Securities Act.

    There can be no assurance that the selling shareholders will sell any or all of the shares offered by this prospectus.

    The names of the specific managing underwriter or underwriters, as well as other important information, will be set forth in a prospectus supplement. The discounts and commissions that the selling shareholders will allow or pay to the underwriters and the discounts and commissions that the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplement. Forest has agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act. Forest may also indemnify any brokers, underwriters, dealers or agents against certain liabilities, including liabilities under the Securities Act.

    Any underwriters, brokers, dealers and agents who participate in any sale of the shares offered by this prospectus may also engage in transactions with, or perform services for the selling shareholders or their affiliates or Forest in the ordinary course of business.

    Any underwriters, brokers or dealers who participate in the offering may engage in the following activities in accordance with applicable securities rules:

    - OVER-ALLOTMENTS INVOLVING SALES IN EXCESS OF THE OFFERING SIZE, CREATING A SHORT POSITION. Any underwriters, brokers or dealers may elect to reduce a short position by exercising some or all of any over-allotment option.

    - STABILIZING AND SHORT COVERING PURCHASES. Stabilizing bids to purchase the shares are permitted if they do not exceed a specified maximum price. After the distribution of shares has been completed, short covering purchases in the open market may also reduce the short position. These activities may cause the price of the shares to be higher than would otherwise exist in the open market.

    - PENALTY BIDS. Penalty bids permit any representatives to reclaim concessions from a syndicate member for the shares purchased in stabilizing or short covering transactions.

    The above-mentioned activities, which may be commenced and discontinued at any time, may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. Also, prior to the pricing of the shares, and until such time when a stabilizing bid may have been made, some of the underwriters who are market makers in the shares may make bids for or purchases of shares subject to certain restrictions, known as passive market making activities.

                      WHERE YOU CAN FIND MORE INFORMATION

    This prospectus constitutes a part of a registration statement on Form S-3 filed with the SEC under the Securities Act. The registration statement on Form S-3, together with any amendments, are referred to in this prospectus as the registration statement. This prospectus does not contain all the information set forth in the registration statement and exhibits to the registration statement, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits and schedules filed with the registration statement. In each instance where a statement contained in this prospectus regards the contents of any contract or other document filed as an exhibit to the registration statement, reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, and those statements are qualified in all respects by this reference.


    Forest files annual, quarterly and special reports, proxy statements and other information with the SEC under the requirements of the Securities Exchange Act. The reports and other information Forest files electronically with the SEC are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document Forest files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Forest also files information with the New York Stock Exchange. Reports, proxy statements and other information Forest files with the NYSE may be read and copied at 20 Broad Street, New York, New York 10005.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC's rules allow Forest to "incorporate by reference" the information it files with the SEC, which means that Forest can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that Forest files later with the SEC will automatically update and supersede this information. Forest incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the selling shareholders sell all of the common stock or terminate this offering:


    - Annual Report on Form 10-K for the year ended December 31, 2000;



    - Current Report on Form 8-K, dated March 14, 2001;



    - Current Report on Form 8-K, dated March 15, 2001; and

    - Description of Forest's common stock contained in its Form 8-A dated October 20, 1997.

    Forest will provide to each person to whom this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus, at no cost, upon written or oral request to:

               Corporate Secretary
               Forest Oil Corporation
               1600 Broadway, Suite 2200
               Denver, Colorado 80202
               (303) 812-1400

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Forest has not authorized anyone else to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

                                 LEGAL MATTERS

    Vinson & Elkins L.L.P., New York, New York, has acted as Forest's counsel in connection with this offering and has issued an opinion regarding the validity of the issuance of the common stock offered by this prospectus.

                                    EXPERTS


    The consolidated financial statements of Forest Oil Corporation as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by the registrant.


Registration fee............................................  $ 71,515
Fees and expenses of accountants............................    50,000
Fees and expenses of legal counsel..........................   100,000
Printing and engraving expenses.............................    90,000
Miscellaneous...............................................    88,485
                                                              --------
  Total.....................................................  $400,000
                                                              ========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


    Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), in which the registrant is incorporated, permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or bylaws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be "wholly" successful and (5) provide for the advancement of litigation expenses upon a receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the amended BCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.


    Article IX of the By-laws of the registrant contains very broad indemnification provisions that permit the registrant to avail itself of the amended BCL to extend broad protection to its directors, officers and employees by way of indemnity and advancement of expenses. It sets out the standard under which the registrant will indemnify directors and officers and provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this By-law is an exclusive method of indemnification.


    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth above, any charter provision, bylaw, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS.

    The following documents are filed as exhibits to this registration statement or incorporated herein by reference to a prior filing of the registrant under the Securities Act or the Exchange Act as indicated in parentheses:


       EXHIBIT
       NUMBER                                     EXHIBIT
---------------------   ------------------------------------------------------------
         4.1            Restated Certificate of Incorporation of Forest Oil
                        Corporation dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Form 10-Q for Forest Oil
                        Corporation for the quarter ended September 30, 1993 (File
                        No. 0-4597).

         4.2            Certificate of Amendment of the Restated Certificate of
                        Incorporation dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Form 10-Q for Forest Oil
                        Corporation for the quarter ended June 30, 1995 (File
                        No. 0-4597).

         4.3            Certificate of Amendment of the Certificate of Incorporation
                        dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Form 10-Q for Forest Oil Corporation
                        for the quarter ended June 30, 1995 (File No. 0-4597).

         4.4            By-laws of Forest Oil Corporation restated as of February
                        14, 2001, incorporated herein by reference to Exhibit 3(ii)
                        to Form 10-K for Forest Oil Corporation for the year ended
                        December 31, 2000.

         4.5            Rights Agreement between Forest Oil Corporation and Mellon
                        Securities Trust Company, as Rights Agent, dated as of
                        October 14, 1993, incorporated herein by reference to
                        Exhibit 4.3 to Form 10-Q for Forest Oil Corporation for the
                        quarter ended September 30, 1993 (File No. 0-4597).

         4.6            Amendment No. 1, dated as of July 27, 1995, to Rights
                        Agreement, dated as of October 14, 1993, between Forest Oil
                        Corporation and Mellon Securities Trust Company,
                        incorporated herein by reference to Exhibit 99.5 of Form 8-K for Forest Oil Corporation, dated October 11, 1995 (File
                        No. 0-4597).

         4.7            Amendment No. 2, dated as of June 25, 1998, to Rights
                        Agreement, dated as of October 14, 1993, between Forest Oil
                        Corporation and Mellon Securities Trust Company,
                        incorporated herein by reference to Exhibit 99.1 of Form 8-K for Forest Oil Corporation, dated June 25, 1998 (File
                        No. 1-13515).

       EXHIBIT
       NUMBER                                     EXHIBIT
---------------------   ------------------------------------------------------------
         4.8            Amendment No. 3, dated as of September 1, 1998, to Rights
                        Agreement, dated as of October 14, 1993, between Forest Oil
                        Corporation and Mellon Securities Trust Company,
                        incorporated herein by reference to Exhibit 4.13 of
                        Registration Statement on Form S-4 (Reg. No. 333-49376).

         4.9            Amendment No. 4, dated as of July 10, 2000, to Rights
                        Agreement, dated as of October 14, 1993, between Forest Oil
                        Corporation and Mellon Securities Trust Company,
                        incorporated herein by reference to Exhibit 4.14 of
                        Registration Statement on Form S-4 (Reg. No. 333-49376).

        4.10            Registration Rights Agreement, dated as of July 10, 2000, by and between Forest Oil Corporation and the other signatories thereto, incorporated herein by reference to Exhibit 4.15 of
                        Registration Statement on Form S-4 (Reg. No. 333-49376).

           5*           Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

        23.1*           Consent of KPMG LLP.

        23.2            Consent of Vinson & Elkins L.L.P. (included in Exhibit 5).

          24 Powers of Attorney (included on page II-5 of this Registration Statement).


------------------------


*   Filed herewith.


ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED HOWEVER, that the undertakings set forth in paragraphs (a)(l)(i) and
(a)(l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) The undersigned registrant hereby undertakes that:

        (1) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 12th day of March, 2001.


                                                       FOREST OIL CORPORATION

                                                       By:            /s/ ROBERT S. BOSWELL
                                                            -----------------------------------------
                                                                        Robert S. Boswell,
                                                                    CHAIRMAN OF THE BOARD AND
                                                                     CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacities and on the dates indicated.



                                                       Chairman and Chief
                /s/ ROBERT S. BOSWELL                    Executive Officer
     -------------------------------------------         (Principal Executive         March 12, 2001
                  Robert S. Boswell                      Officer)

                                                       Executive Vice President
                 /s/ DAVID H. KEYTE                      and Chief Financial
     -------------------------------------------         Officer (Principal           March 12, 2001
                   David H. Keyte                        Financial Officer)

                 /s/ JOAN C. SONNEN                    Vice President--Controller
     -------------------------------------------         (Principal Accounting        March 12, 2001
                   Joan C. Sonnen                        Officer)

                          *
     -------------------------------------------       Director                       March 12, 2001
                 Philip F. Anschutz

                          *
     -------------------------------------------       Director                       March 12, 2001
                 William L. Britton

                          *
     -------------------------------------------       Director                       March 12, 2001
                Cortlandt S. Dietler

                          *
     -------------------------------------------       Director                       March 12, 2001
                    Dod A. Fraser

                          *
     -------------------------------------------       Director                       March 12, 2001
                  Cannon Y. Harvey

                          *
     -------------------------------------------       Director                       March 12, 2001
                 Forrest E. Hoglund

                          *
     -------------------------------------------       Director                       March 12, 2001
                  Stephen A. Kaplan

                          *
     -------------------------------------------       Director                       March 12, 2001
                    James H. Lee

     -------------------------------------------       Director                       March   , 2001
                  J.J. Simmons, III

                          *
     -------------------------------------------       Director                       March 12, 2001
                   Craig D. Slater

                          *
     -------------------------------------------       Director                       March 12, 2001
                  Michael B. Yanney



                 /s/ JOAN C. SONNEN
      ----------------------------------------
                   Joan C. Sonnen
*By:              ATTORNEY-IN-FACT